PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 28,	April 29,	April 28,	April 29,
	2013	2012	2013	2012
Net sales	$106,680	$117,451	$206,519	$229,605
Costs and expenses:
Cost of sales	(81,891)	(87,590)	(160,632)	(174,286)
Selling, general and administrative	(12,151)	(12,201)	(23,218)	(23,526)
Research and development	(4,556)	(4,441)	(9,395)	(8,885)
Consolidation, restructuring and related charges	-	(58)	-	(1,176)
Operating income	8,082	13,161	13,274	21,732
Other expense, net	(916)	(968)	(1,507)	(1,377)
Income before income tax provision	7,166	12,193	11,767	20,355
Income tax provision	(1,724)	(2,663)	(3,466)	(5,984)
Net income	5,442	9,530	8,301	14,371
Net income attributable to noncontrolling interests	(579)	(712)	(1,114)	(1,285)
Net income attributable to Photronics, Inc. shareholders	$4,863	$8,818	$7,187	$13,086

Earnings per share:
Basic	$0.08	$0.15	$0.12	$0.22
Diluted	$0.08	$0.14	$0.12	$0.21
Weighted average number of common shares
outstanding:
Basic	60,493	60,086	60,385	59,952
Diluted	61,501	76,590	61,298	76,472